Exhibit 99.1

Contact: Marc Cannon (954) 769-3146 cannonm@autonation.com Investor contacts: Andrew Wamser (954) 769-7023 wamsera@autonation.com Robert Quartaro (954) 769-7342 quartaror@autonation.com

AutoNation Reports Second Quarter 2017 Results

FORT LAUDERDALE, Fla., (August 2, 2017) — AutoNation, Inc. (NYSE: AN), America’s largest automotive retailer, today reported second quarter 2017 net income from continuing operations of $88 million, or $0.86 per share. Second quarter 2016 net income from continuing operations totaled $112 million, or $1.08 per share.
For the second quarter of 2017, AutoNation’s combined retail vehicle unit sales were down 3%, or down 2% on a same store basis. Market conditions were very challenging in two of the Company’s largest states, Texas and Florida, which represent approximately 45% of AutoNation’s total retail vehicle unit sales. Same store retail vehicle unit sales in these states were down a combined 6%. According to JD Power, industry retail new vehicle unit sales in Texas and Florida were down 5%.
Mike Jackson, Chairman, CEO and President, said, “Our pre-owned margins declined due to implementation challenges with our centralized One Price strategy during the quarter.  However, we’ve taken decisive action to resolve those issues by realigning our leadership and structure to fully realize the opportunity of our brand extension strategy.”
Brand Extension Update
AutoNation continues to move forward with its comprehensive brand extension strategy. Since January 1, 2017, AutoNation has opened two auto auctions in Orlando, FL, and Houston, TX, and acquired three collision centers in Ft. Lauderdale, FL, Bellevue, WA, and Lewisville, TX. The Company currently owns and operates 72 AutoNation Collision Centers from coast to coast. AutoNation Precision Parts and AutoNation Auto Gear remain on track, with multiple parts categories expected to be available at our AutoNation USA stores, collision centers, and auctions by year-end.
Franchise Acquisitions and Add-Points
AutoNation today announced the acquisition of Alpine Jaguar in Ft. Lauderdale, FL, representing approximately $68 million in annual revenue. This is AutoNation’s first Jaguar franchise in its South Florida market. AutoNation today also announced that it was awarded a Jaguar Land Rover add-point in Delray Beach, FL, with anticipated annual revenue of approximately $130 million, once fully operational. This add-point, together with the BMW add-point previously announced in October 2016, will complete our Premium Luxury automotive row in Delray Beach, FL, which also includes our Mercedes-Benz of Delray store. On a combined basis, once the add-points are fully operational, we expect that our Premium Luxury stores in Delray Beach, FL, will generate approximately $500 million in annual revenue.
Share Repurchase
During the second quarter of 2017, AutoNation repurchased 0.9 million shares of common stock for an aggregate purchase price of $34.9 million. AutoNation has approximately $264 million remaining Board authorization for share repurchase. As of July 31, 2017, AutoNation had approximately 100 million shares outstanding.
Segment Results
Segment results(1) for the second quarter and first six months of 2017 were as follows:
Second Quarter 2017 Segment Results

•	Domestic – Domestic segment income(2) was $60 million compared to year-ago segment income of $86 million, a decrease of 30%.

•	Import – Import segment income(2) was $75 million, which was flat compared to the prior year.

•	Premium Luxury – Premium Luxury segment income(2) was $84 million compared to year-ago segment income of $93 million, a decrease of 10%.

First Six Months 2017 Segment Results

•	Domestic – Domestic segment income(2) was $122 million compared to year-ago segment income of $163 million, a decrease of 25%.

•	Import – Import segment income(2) was $147 million compared to year-ago segment income of $151 million, a decrease of 2%.

•	Premium Luxury – Premium Luxury segment income(2) was $164 million compared to year-ago segment income of $176 million, a decrease of 7%.

For the six-month period ended June 30, 2017, the Company reported net income from continuing operations of $186 million, or $1.83 per share, compared to net income from continuing operations of $208 million, or $1.97 per share, for the same period in the prior year. The Company’s revenue for the six-month period ended June 30, 2017, totaled $10.4 billion, down 1% compared to $10.6 billion for the same period in the prior year.
The second quarter conference call may be accessed by telephone at (888) 769-8515 (password: AutoNation) at 11:00 a.m. Eastern Time today or on AutoNation’s investor relations website at http://investors.autonation.com.
The webcast will also be available on AutoNation’s website under “Events & Presentations” following the call. A playback of the conference call will be available after 1:00 p.m. Eastern Time on August 2, 2017, through August 16, 2017, by calling (800) 685-6364 (passcode: 5481).

(1)
AutoNation has three reportable segments: Domestic, Import, and Premium Luxury. The Domestic segment is comprised of stores that sell vehicles manufactured by General Motors, Ford, and FCA US; the Import segment is comprised of stores that sell vehicles manufactured primarily by Toyota, Honda, Nissan, and Hyundai; and the Premium Luxury segment is comprised of stores that sell vehicles manufactured primarily by Mercedes-Benz, BMW, Lexus, and Audi.

(2)	Segment income represents income for each of our reportable segments and is defined as operating income less floorplan interest expense.
About AutoNation, Inc.
AutoNation, America’s largest automotive retailer, through its bold leadership, innovation and its comprehensive brand extensions, is transforming the automotive industry. As of June 30, 2017, AutoNation owned and operated 364 new vehicle franchises from coast to coast. AutoNation has sold over 11 million vehicles, the first automotive retailer to reach this milestone. AutoNation’s success is driven by a commitment to delivering a peerless experience through customer-focused sales and service processes. Through its Drive Pink initiative, AutoNation is committed to drive out cancer, create awareness and support critical research. AutoNation continues to be a proud supporter of the Breast Cancer Research Foundation and other cancer-related charities.
Please visit investors.autonation.com, www.autonation.com, www.autonationdrive.com, www.twitter.com/autonation, www.twitter.com/CEOMikeJackson, www.facebook.com/autonation, and www.facebook.com/CEOMikeJackson, where AutoNation discloses additional information about the Company, its business, and its results of operations.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as “anticipates,” “expects,” “intends,” “goals,” “plans,” “believes,” “continues,” “may,” “will,” “could,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements regarding our strategic initiatives, including our brand extension strategies, open safety recalls, and expectations for future results and the future performance of our franchises (including with respect to sales of used vehicles and parts and accessories) and the automotive retail industry, as well as other statements that describe our objectives, goals, or plans are forward-looking statements. Our forward-looking statements reflect our current expectations concerning future results and events, and they involve known and unknown risks, uncertainties and other factors that are difficult to predict and may cause our actual results, performance or achievements to be materially different from any future results, performance and achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: economic conditions, including conditions in the credit markets and changes in interest rates; new and used vehicle margins; the success and financial viability and the incentive and marketing programs of vehicle manufacturers and distributors with which we hold franchises; our ability to successfully implement, and customer adoption of, our brand extension strategies; our ability to identify, acquire, and build out suitable locations in a timely manner; our ability to maintain and enhance our retail brands and reputation and to attract consumers to our own digital channels; our ability to integrate successfully acquired and awarded franchises and to attain planned sales volumes within our expected time frames; restrictions imposed by vehicle manufacturers and our ability to obtain manufacturer approval for acquisitions; natural disasters and other adverse weather events; the resolution of legal and administrative proceedings; regulatory factors affecting our business, including fuel economy requirements; the announcement of safety recalls; factors affecting our goodwill and other intangible asset impairment testing; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Forward-looking statements contained in this news release speak only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

AUTONATION, INC.
UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS
(In millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue:
New vehicle	$2,930.9	$3,071.9	$5,727.1	$5,872.1
Used vehicle	1,201.1	1,259.4	2,442.0	2,501.0
Parts and service	857.5	834.7	1,702.6	1,655.1
Finance and insurance, net	228.8	225.4	450.4	448.5
Other	61.0	50.0	96.6	84.3
Total revenue	5,279.3	5,441.4	10,418.7	10,561.0
Cost of sales:
New vehicle	2,792.7	2,909.1	5,444.6	5,560.1
Used vehicle	1,126.6	1,175.4	2,290.5	2,326.0
Parts and service	479.9	473.1	954.0	938.8
Other	54.0	42.0	83.7	68.4
Total cost of sales	4,453.2	4,599.6	8,772.8	8,893.3
Gross profit	826.1	841.8	1,645.9	1,667.7
Selling, general, and administrative expenses	611.3	585.2	1,206.6	1,173.9
Depreciation and amortization	39.3	35.9	76.6	70.7
Other income, net	(20.7)	(5.8)	(40.2)	(10.8)
Operating income	196.2	226.5	402.9	433.9
Non-operating income (expense) items:
Floorplan interest expense	(24.1)	(19.3)	(45.6)	(38.2)
Other interest expense	(29.2)	(28.7)	(58.0)	(57.0)
Interest income	0.2	0.4	0.6	0.5
Other income, net	1.8	4.2	4.8	0.8
Income from continuing operations before income taxes	144.9	183.1	304.7	340.0
Income tax provision	57.2	71.0	118.8	131.7
Net income from continuing operations	87.7	112.1	185.9	208.3
Loss from discontinued operations, net of income taxes	—	(0.1)	(0.1)	(0.4)
Net income	$87.7	$112.0	$185.8	$207.9
Diluted earnings (loss) per share*:
Continuing operations	$0.86	$1.08	$1.83	$1.97
Discontinued operations	$—	$—	$—	$—
Net income	$0.86	$1.08	$1.83	$1.97
Weighted average common shares outstanding	101.5	103.6	101.6	105.5
Common shares outstanding, net of treasury stock, at period end	100.4	102.2	100.4	102.2

* Earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended June 30,				Six Months Ended June 30,
	2017	2016	$ Variance	% Variance	2017	2016	$ Variance	% Variance
Revenue:
New vehicle	$2,930.9	$3,071.9	$(141.0)	(4.6)	$5,727.1	$5,872.1	$(145.0)	(2.5)
Retail used vehicle	1,131.1	1,122.6	8.5	0.8	2,287.2	2,242.5	44.7	2.0
Wholesale	70.0	136.8	(66.8)	(48.8)	154.8	258.5	(103.7)	(40.1)
Used vehicle	1,201.1	1,259.4	(58.3)	(4.6)	2,442.0	2,501.0	(59.0)	(2.4)
Finance and insurance, net	228.8	225.4	3.4	1.5	450.4	448.5	1.9	0.4
Total variable operations	4,360.8	4,556.7	(195.9)	(4.3)	8,619.5	8,821.6	(202.1)	(2.3)
Parts and service	857.5	834.7	22.8	2.7	1,702.6	1,655.1	47.5	2.9
Other	61.0	50.0	11.0		96.6	84.3	12.3
Total revenue	$5,279.3	$5,441.4	$(162.1)	(3.0)	$10,418.7	$10,561.0	$(142.3)	(1.3)
Gross profit:
New vehicle	$138.2	$162.8	$(24.6)	(15.1)	$282.5	$312.0	$(29.5)	(9.5)
Retail used vehicle	74.0	86.7	(12.7)	(14.6)	148.9	180.4	(31.5)	(17.5)
Wholesale	0.5	(2.7)	3.2		2.6	(5.4)	8.0
Used vehicle	74.5	84.0	(9.5)	(11.3)	151.5	175.0	(23.5)	(13.4)
Finance and insurance	228.8	225.4	3.4	1.5	450.4	448.5	1.9	0.4
Total variable operations	441.5	472.2	(30.7)	(6.5)	884.4	935.5	(51.1)	(5.5)
Parts and service	377.6	361.6	16.0	4.4	748.6	716.3	32.3	4.5
Other	7.0	8.0	(1.0)		12.9	15.9	(3.0)
Total gross profit	826.1	841.8	(15.7)	(1.9)	1,645.9	1,667.7	(21.8)	(1.3)
Selling, general, and administrative expenses	611.3	585.2	(26.1)	(4.5)	1,206.6	1,173.9	(32.7)	(2.8)
Depreciation and amortization	39.3	35.9	(3.4)		76.6	70.7	(5.9)
Other income, net	(20.7)	(5.8)	14.9		(40.2)	(10.8)	29.4
Operating income	196.2	226.5	(30.3)	(13.4)	402.9	433.9	(31.0)	(7.1)
Non-operating income (expense) items:
Floorplan interest expense	(24.1)	(19.3)	(4.8)		(45.6)	(38.2)	(7.4)
Other interest expense	(29.2)	(28.7)	(0.5)		(58.0)	(57.0)	(1.0)
Interest income	0.2	0.4	(0.2)		0.6	0.5	0.1
Other income, net	1.8	4.2	(2.4)		4.8	0.8	4.0
Income from continuing operations before income taxes	$144.9	$183.1	$(38.2)	(20.9)	$304.7	$340.0	$(35.3)	(10.4)
Retail vehicle unit sales:
New	79,892	85,654	(5,762)	(6.7)	155,690	164,678	(8,988)	(5.5)
Used	58,266	56,637	1,629	2.9	118,874	114,740	4,134	3.6
	138,158	142,291	(4,133)	(2.9)	274,564	279,418	(4,854)	(1.7)
Revenue per vehicle retailed:
New	$36,686	$35,864	$822	2.3	$36,785	$35,658	$1,127	3.2
Used	$19,413	$19,821	$(408)	(2.1)	$19,241	$19,544	$(303)	(1.6)
Gross profit per vehicle retailed:
New	$1,730	$1,901	$(171)	(9.0)	$1,815	$1,895	$(80)	(4.2)
Used	$1,270	$1,531	$(261)	(17.0)	$1,253	$1,572	$(319)	(20.3)
Finance and insurance	$1,656	$1,584	$72	4.5	$1,640	$1,605	$35	2.2
Total variable operations(1)	$3,192	$3,338	$(146)	(4.4)	$3,212	$3,367	$(155)	(4.6)

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended June 30,		Six Months Ended June 30,
	2017 (%)	2016 (%)	2017 (%)	2016 (%)
Revenue mix percentages:
New vehicle	55.5	56.5	55.0	55.6
Used vehicle	22.8	23.1	23.4	23.7
Parts and service	16.2	15.3	16.3	15.7
Finance and insurance, net	4.3	4.1	4.3	4.2
Other	1.2	1.0	1.0	0.8
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	16.7	19.3	17.2	18.7
Used vehicle	9.0	10.0	9.2	10.5
Parts and service	45.7	43.0	45.5	43.0
Finance and insurance	27.7	26.8	27.4	26.9
Other	0.9	0.9	0.7	0.9
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	4.7	5.3	4.9	5.3
Used vehicle - retail	6.5	7.7	6.5	8.0
Parts and service	44.0	43.3	44.0	43.3
Total	15.6	15.5	15.8	15.8
Selling, general, and administrative expenses	11.6	10.8	11.6	11.1
Operating income	3.7	4.2	3.9	4.1
Operating items as a percentage of total gross profit:
Selling, general, and administrative expenses	74.0	69.5	73.3	70.4
Operating income	23.8	26.9	24.5	26.0

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions)

Segment Operating Highlights	Three Months Ended June 30,				Six Months Ended June 30,
	2017	2016	$ Variance	% Variance	2017	2016	$ Variance	% Variance
Revenue:
Domestic	$1,844.7	$1,995.1	$(150.4)	(7.5)	$3,645.5	$3,843.3	$(197.8)	(5.1)
Import	1,702.2	1,748.1	(45.9)	(2.6)	3,333.9	3,423.1	(89.2)	(2.6)
Premium luxury	1,644.1	1,644.7	(0.6)	—	3,260.7	3,185.0	75.7	2.4
Total	5,191.0	5,387.9	(196.9)	(3.7)	10,240.1	10,451.4	(211.3)	(2.0)
Corporate and other	88.3	53.5	34.8	65.0	178.6	109.6	69.0	63.0
Total consolidated revenue	$5,279.3	$5,441.4	$(162.1)	(3.0)	$10,418.7	$10,561.0	$(142.3)	(1.3)

Segment income*:
Domestic	$60.1	$85.6	$(25.5)	(29.8)	$121.5	$163.0	$(41.5)	(25.5)
Import	75.3	74.6	0.7	0.9	147.0	150.7	(3.7)	(2.5)
Premium luxury	83.9	92.9	(9.0)	(9.7)	164.4	175.9	(11.5)	(6.5)
Total	219.3	253.1	(33.8)	(13.4)	432.9	489.6	(56.7)	(11.6)
Corporate and other	(47.2)	(45.9)	(1.3)		(75.6)	(93.9)	18.3
Add: Floorplan interest expense	24.1	19.3	4.8		45.6	38.2	7.4
Operating income	$196.2	$226.5	$(30.3)	(13.4)	$402.9	$433.9	$(31.0)	(7.1)

* Segment income represents income for each of our reportable segments and is defined as operating income less floorplan interest expense.

Retail new vehicle unit sales:
Domestic	26,888	30,654	(3,766)	(12.3)	53,147	58,407	(5,260)	(9.0)
Import	37,024	38,346	(1,322)	(3.4)	71,339	74,127	(2,788)	(3.8)
Premium luxury	15,980	16,654	(674)	(4.0)	31,204	32,144	(940)	(2.9)
	79,892	85,654	(5,762)	(6.7)	155,690	164,678	(8,988)	(5.5)

Brand Mix - Retail New Vehicle Units Sold	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017 (%)	2016 (%)	2017 (%)	2016 (%)
Domestic:
Ford, Lincoln	13.2	14.9	13.6	15.0
Chevrolet, Buick, Cadillac, GMC	10.0	11.1	10.4	11.2
Chrysler, Dodge, Jeep, Ram	10.5	9.8	10.1	9.3
Domestic total	33.7	35.8	34.1	35.5
Import:
Toyota	19.0	17.4	18.5	17.4
Honda	13.4	13.1	13.2	12.6
Nissan	6.6	7.7	7.0	8.4
Other Import	7.3	6.6	7.2	6.6
Import total	46.3	44.8	45.9	45.0
Premium Luxury:
Mercedes-Benz	7.8	8.4	7.9	8.3
BMW	4.5	4.1	4.6	4.2
Lexus	2.5	2.5	2.5	2.7
Audi	2.5	2.3	2.3	2.2
Other Premium Luxury (Land Rover, Porsche)	2.7	2.1	2.7	2.1
Premium Luxury total	20.0	19.4	20.0	19.5
	100.0	100.0	100.0	100.0

 AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions)

Capital Expenditures / Stock Repurchases	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Capital expenditures (1)	$82.0	$61.7	$168.7	$112.4
Cash paid for acquisitions, net of cash acquired (2)	$47.1	$6.3	$52.9	$262.9
Proceeds from exercises of stock options	$1.3	$2.6	$22.8	$3.2
Stock repurchases:
Aggregate purchase price	$34.9	$50.0	$34.9	$420.6
Shares repurchased (in millions)	0.9	1.0	0.9	8.9

Floorplan Assistance and Expense	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	Variance	2017	2016	Variance
Floorplan assistance earned (included in cost of sales)	$29.3	$31.2	$(1.9)	$57.6	$60.5	$(2.9)
New vehicle floorplan interest expense	(22.6)	(18.0)	(4.6)	(42.8)	(35.9)	(6.9)
Net new vehicle inventory carrying benefit	$6.7	$13.2	$(6.5)	$14.8	$24.6	$(9.8)

Balance Sheet and Other Highlights	June 30, 2017	December 31, 2016	June 30, 2016
Cash and cash equivalents	$52.5	$64.8	$54.7
Inventory	$3,713.2	$3,520.1	$3,661.4
Total floorplan notes payable	$3,894.4	$3,849.2	$3,802.8
Non-vehicle debt	$2,568.1	$2,720.6	$2,708.1
Equity	$2,498.6	$2,310.3	$2,158.2

New days supply (industry standard of selling days)	77 days	61 days	73 days
Used days supply (trailing calendar month days)	40 days	44 days	44 days

Key Credit Agreement Covenant Compliance Calculations (3)
Leverage ratio		2.67x
Covenant	less than or equal to	3.75x

Capitalization ratio		61.5%
Covenant	less than or equal to	70.0%

(1) Includes accrued construction in progress and excludes property associated with capital leases entered into during the period.
(2) Excludes capital leases and deferred purchase price commitments.
(3)Calculated in accordance with our credit agreement as filed with the SEC.

AUTONATION, INC.
UNAUDITED SAME STORE DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended June 30,				Six Months Ended June 30,
	2017	2016	$ Variance	% Variance	2017	2016	$ Variance	% Variance
Revenue:
New vehicle	$2,860.0	$3,004.4	$(144.4)	(4.8)	$5,553.2	$5,713.8	$(160.6)	(2.8)
Retail used vehicle	1,103.5	1,095.4	8.1	0.7	2,225.5	2,177.8	47.7	2.2
Wholesale	67.7	132.8	(65.1)	(49.0)	149.1	250.2	(101.1)	(40.4)
Used vehicle	1,171.2	1,228.2	(57.0)	(4.6)	2,374.6	2,428.0	(53.4)	(2.2)
Finance and insurance, net	225.6	220.9	4.7	2.1	442.1	437.9	4.2	1.0
Total variable operations	4,256.8	4,453.5	(196.7)	(4.4)	8,369.9	8,579.7	(209.8)	(2.4)
Parts and service	842.3	815.0	27.3	3.3	1,659.5	1,606.6	52.9	3.3
Other	60.8	50.1	10.7		96.3	84.2	12.1
Total revenue	$5,159.9	$5,318.6	$(158.7)	(3.0)	$10,125.7	$10,270.5	$(144.8)	(1.4)

Gross profit:
New vehicle	$134.2	$161.0	$(26.8)	(16.6)	$272.9	$307.6	$(34.7)	(11.3)
Retail used vehicle	72.8	84.9	(12.1)	(14.3)	146.0	175.9	(29.9)	(17.0)
Wholesale	(1.3)	(2.4)	1.1		0.6	(4.8)	5.4
Used vehicle	71.5	82.5	(11.0)	(13.3)	146.6	171.1	(24.5)	(14.3)
Finance and insurance	225.6	220.9	4.7	2.1	442.1	437.9	4.2	1.0
Total variable operations	431.3	464.4	(33.1)	(7.1)	861.6	916.6	(55.0)	(6.0)
Parts and service	370.9	353.0	17.9	5.1	730.3	695.1	35.2	5.1
Other	6.7	8.0	(1.3)		12.5	15.5	(3.0)
Total gross profit	$808.9	$825.4	$(16.5)	(2.0)	$1,604.4	$1,627.2	$(22.8)	(1.4)

Retail vehicle unit sales:
New	78,491	83,461	(4,970)	(6.0)	151,913	159,444	(7,531)	(4.7)
Used	57,065	54,924	2,141	3.9	115,909	110,625	5,284	4.8
	135,556	138,385	(2,829)	(2.0)	267,822	270,069	(2,247)	(0.8)

Revenue per vehicle retailed:
New	$36,437	$35,998	$439	1.2	$36,555	$35,836	$719	2.0
Used	$19,338	$19,944	$(606)	(3.0)	$19,200	$19,686	$(486)	(2.5)

Gross profit per vehicle retailed:
New	$1,710	$1,929	$(219)	(11.4)	$1,796	$1,929	$(133)	(6.9)
Used	$1,276	$1,546	$(270)	(17.5)	$1,260	$1,590	$(330)	(20.8)
Finance and insurance	$1,664	$1,596	$68	4.3	$1,651	$1,621	$30	1.9
Total variable operations(1)	$3,191	$3,373	$(182)	(5.4)	$3,215	$3,412	$(197)	(5.8)

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended June 30,		Six Months Ended June 30,
	2017 (%)	2016 (%)	2017 (%)	2016 (%)
Revenue mix percentages:
New vehicle	55.4	56.5	54.8	55.6
Used vehicle	22.7	23.1	23.5	23.6
Parts and service	16.3	15.3	16.4	15.6
Finance and insurance, net	4.4	4.2	4.4	4.3
Other	1.2	0.9	0.9	0.9
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	16.6	19.5	17.0	18.9
Used vehicle	8.8	10.0	9.1	10.5
Parts and service	45.9	42.8	45.5	42.7
Finance and insurance	27.9	26.8	27.6	26.9
Other	0.8	0.9	0.8	1.0
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	4.7	5.4	4.9	5.4
Used vehicle - retail	6.6	7.8	6.6	8.1
Parts and service	44.0	43.3	44.0	43.3
Total	15.7	15.5	15.8	15.8